SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   Form 8-KSB

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934




         Date of Report (Date of earliest event reported)  May 18, 1999

                         Allstate Financial Corporation
             (Exact name of registrant as specified in its charter)



         Virginia              0-17832                   54-1208450
     (State or other         (Commission              (I.R.S. Employer
      jurisdiction           File Number)            Identification No.)
     or incorporation)



      2700 South Quincy Street; Arlington, Virginia       22206
      (Address of principal executive offices)         (Zip Code)


         Registrant's telephone number, including area code    (703) 931-2274




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Item 4.  Changes in Registrant's Certifying Accountant

As of May 18, 1999, the Registrant, Allstate Financial Corporation (the "Company") dismissed its independent accountants, Deloitte and Touche LLP.

The reports of the former accountants had not, in the past two years, contained any adverse opinions, disclaimer of opinion or qualifications of the kind set out in Rule S-B, Item 304(a)(1)(ii).

The decision to change accountants was made by the Company's board of directors acting upon the recommendation of the audit committee of the board.

There have not been, to the Company's knowledge, any disagreements regarding the matters specified in Rule S-B, Item 304(a)(iv) between the former accountants of the Company during the Company's last two fiscal years or in any subsequent period.

The formal selection of the successor independent accountants is still pending.

Item 7.  Financial Information, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Businesses Acquired.
                  Not applicable

(b)      Pro Forma Financial Information.
                  Not applicable.

(c)      16.1 Exhibits
                  Letter regarding change in Independent Accountants.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   May 24, 1999              ALLSTATE FINANCIAL CORPORATION


                                       By: /s/ Charles G. Johnson
                                           Charles G. Johnson
                                           President and Chief Executive Officer